UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2010

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 27, 2010, Lee Enterprises, Incorporated (the “Company”) reported that members of the St. Louis Newspaper Guild, Local 36047 (“Guild”), voted to approve a new contract, which will take effect as of April 1, 2010.  Guild members have been operating under the provisions of a contract that expired in June 2009. Significant contract provisions that are changed from the previous contract include the following:

•	Wages
o	Reduction in wages of 6% as of April 1, 2010, excluding certain commissioned sales staff
o	Increase in base compensation for certain commissioned sales staff
o	One week unpaid furlough in the six months ending September 2010
o	One week unpaid furlough in each of the years ending September 2011 and 2012
o

2.5% wage increases effective on each of October 1, 2012, 2013 and/or 2014 if revenue of the St. Louis Post-Dispatch (including an associated business) achieves 2% revenue growth levels in the immediately preceding fiscal year

•	Benefits
o	Elimination of postretirement medical coverage
o	Elimination of retiree life insurance
o	Freeze of defined benefit pension benefits
o	Increase in annual Company 401K contributions of $300 per employee.

The new contract will also include a six month moratorium on layoffs for Guild members and relax seniority restrictions in the event of future layoffs.  The contract will expire in September 2015.

The Company estimates the contract changes will result in non-cash curtailment gains totaling $14,000,000, which will be recognized in March 2010, and are expected to further reduce operating expenses for the six months ending September 2010 by $1,300,000 and by an average of $1,800,000 on an annual basis over the life of the contract.  The Company’s post retirement medical benefit and pension obligations will be reduced by approximately $6,500,000 and $2,000,000, respectively, in March 2010.  Curtailment gains and changes in benefit obligations are subject to final actuarial calculations.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This report contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are our ability to generate cash flows and maintain liquidity sufficient to service our debt, and comply with or obtain amendments or waivers of the financial covenants contained in our credit facilities, if necessary.

Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, competition and other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” (and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 27, 2010	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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